Exhibit 10.13

Yale Confidential

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Double asterisks denote omissions.

TABLE OF CONTENTS

1.	BACKGROUND	1

2.	DEFINITIONS	1

3.	LICENSE GRANT AND TERM	6

4.	DUE DILIGENCE	8

5.	LICENSE ISSUE ROYALTY; LICENSE MAINTENANCE ROYALTY; MILESTONE ROYALTIES	9

6.	EARNED ROYALTIES; MINIMUM ROYALTY PAYMENTS	10

7.	SUBLICENSES	13

8.	CONFIDENTIALITY AND PUBLICITY	14

9.	REPORTS, RECORDS AND INSPECTIONS	15

10.	PATENT PROTECTION	16

11.	INFRINGEMENT AND LITIGATION	17

12.	USE OF YALE’S NAME	19

13.	TERMINATION	19

14.	INDEMNIFICATION; INSURANCE; WARRANTIES	21

15.	NOTICES	23

16.	INVENTOR AGREEMENTS	24

17.	LAWS, FORUM AND REGULATIONS	24

18.	MISCELLANEOUS	24

Yale Confidential

THIS AGREEMENT (the “Agreement”) by and between YALE UNIVERSITY, a corporation organized and existing under and by virtue of a charter granted by the general assembly of the Colony and State of Connecticut and located in New Haven, Connecticut (“YALE”), and Arvinas, Inc., a corporation organized and existing under the laws of the State of Delaware, and with principal offices located at                                                                       (“LICENSEE”) is effective as of as of the date of final execution below (“EFFECTIVE DATE”).

1. BACKGROUND

1.1.

In the course of research conducted under YALE auspices, Dr. Craig Crews (and co-workers), in the Department of Molecular, Cell and Developmental Biology at YALE (collectively, the “INVENTORS”), have produced inventions concerning “Technologies for Targeted Degradation of Proteins” as described in OCR [**] and U.S. Patent [**] (the “INVENTIONS”).

1.2.	INVENTORS have assigned, or are obligated to assign, to YALE all of INVENTORS’ right, title and interest in and to the INVENTIONS and any resulting patents.

1.3.	YALE wishes to have the INVENTIONS and any resulting patents commercialized to benefit the public good.

1.4.

To induce YALE to enter into this Agreement, LICENSEE has agreed under this Agreement to act diligently to develop and commercialize the LICENSED PRODUCTS for public use throughout the LICENSED TERRITORY (as defined below).

1.5.	YALE is willing to grant a license to LICENSEE, subject to the terms and conditions of this Agreement.

1.6.	In consideration of these statements and mutual promises, YALE and LICENSEE agree to the terms of this Agreement.

2. DEFINITIONS

The following terms used in this Agreement shall be defined as set forth below:

2.1.

“AFFILIATE” shall mean any entity or person that directly or indirectly controls, is controlled by or is under common control with LICENSEE. For purposes of this definition, “control” means possession of the power to direct the management of such entity or person, whether through ownership of more than fifty percent (50%) of voting securities, by contract or otherwise.

2.1.	“CHANGE OF CONTROL” shall mean:

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(a)

any transaction or series of related transactions (including, without limitation, any reorganization, share exchange, consolidation or merger of the LICENSEE with or into any other entity but excluding any sale of capital stock by the LICENSEE for capital raising purposes) (i) in which the holders of the LICENSEE’S outstanding capital stock immediately before the first such transaction do not, immediately after any other such transaction, retain stock or other equity interests representing at least fifty percent (50%) of the voting power of the surviving entity of such transaction or (ii) in which at least fifty percent (50%) of the LICENSEE’S outstanding capital stock is transferred (calculated on an as-converted to Common Stock basis);

(b)	an initial underwritten public offering of LICENSEE’S equity securities under the Securities Act of 1933, as amended; or

(c)	a sale or other disposition of all or substantially all of the assets of the LICENSEE.

2.2.

“CONFIDENTIAL INFORMATION” shall mean all information disclosed by one party to the other during the negotiation of or under this Agreement in any manner, whether orally, visually or in tangible form, that relates to LICENSED PATENTS or the Agreement itself, unless such information is subject to an exception described in Article 8.2 or Article 8.4; provided, however, that CONFIDENTIAL INFORMATION that is disclosed in tangible form shall be marked “Confidential” at the time of disclosure and CONFIDENTIAL INFORMATION that is disclosed orally or visually shall be identified as confidential at the time of disclosure and subsequently reduced to writing, marked confidential and delivered to the other party within [**] of such disclosure. CONFIDENTIAL INFORMATION shall include, without limitation, materials, know-how and data, technical or non-technical, trade secrets, inventions, methods and processes, whether or not patentable.

2.3.

“CONTINUATION ELECTION” shall mean a written election made by LICENSEE (or its successor or assignee) and delivered to YALE within [**] following a CHANGE OF CONTROL, whereby LICENSEE (or its successor or assignee) elects to continue to receive a license to IMPROVEMENTS under Article 3.5 following such CHANGE OF CONTROL.

2.4.	“EARNED ROYALTY” is defined in Article 6.1.

2.5.	“EFFECTIVE DATE” is defined in the introductory paragraph of this Agreement.

2.6.

“FIELD” shall mean the treatment or prevention of any human disease in which a product mediates degradation of one or more target proteins except for the following: (a) [**]; and (b) up to [**] additional targets selected by [**] under the terms and conditions set forth in that certain Agreement between YALE, [**].

2.7.	“FIRST SALE” shall mean the first sale to a third party of any LICENSED PRODUCT in any country.

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2.8.	“IMPROVEMENT” is defined in Article 3.5.

2.9.

“IND” shall mean an investigational new drug application filed with the United States Food and Drug Administration prior to beginning clinical trials in humans in the United States or any comparable application filed with regulatory authorities in or for a country or group of countries other than the United States.

2.10.

“INSOLVENT” shall mean that (a) an involuntary proceeding shall have been commenced or an involuntary petition shall have been filed seeking (i) liquidation, reorganization or other relief in respect of LICENSEE or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy law or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for LICENSEE or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 90 days; or (b) LICENSEE has voluntarily commenced bankruptcy, reorganization, receivership or insolvency proceedings, or any other proceeding under any Federal, state or other law for the relief of debtors.

2.11.	“INVENTIONS” and “INVENTORS” are defined in Article 1.1.

2.12.	“INVENTOR AGREEMENT” shall mean a consulting or other agreement directly between LICENSEE and Dr. Craig Crews.

2.13.	“LEAD DEVELOPMENT CANDIDATE” shall mean a MEANINGFULLY INVOLVED PRODUCT for which the initiation of pre-IND toxicology studies with GMP material has commenced.

2.14.	“LICENSE” is defined in Article 3.1.

2.15.

“LICENSED INFORMATION” shall mean all inventions, materials, concepts, processes, information, data, know-how, and the like discovered by the laboratory of Dr. Craig Crews and in the FIELD, and useful for the discovery, development, manufacture, delivery, use or sale of LICENSED PRODUCTS, or for practice of the LICENSED METHODS, whether or not claimed in a patent or patent application, and that is listed in Appendix C.

2.16.

“LICENSED METHODS” shall mean any method, procedure, service or process the practice of which, in the absence of a license from YALE, would infringe a VALID CLAIM of a LICENSED PATENT or which uses a LICENSED PRODUCT.

2.17.

“LICENSED PATENTS” shall mean YALE’s ownership interest in the United States or foreign patent application(s) and patents(s) listed in Appendix A, together with any continuations, divisionals, and continuations-in-part, to the extent the claims of any such patent or patent application are directed to subject matter specifically described in the patent applications listed on Appendix A; any reissues, re-examinations, or extensions thereof, or substitutes therefor; and any reissues, re-examinations, or extensions thereof, or substitutes therefor; and the relevant international equivalents of the foregoing.

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2.18.	“LICENSED PRODUCT” shall mean either:

(a)

any product (including any apparatus or kit) or component part thereof that the manufacture, use, sale, import, export or practice of which would, in the absence of the LICENSE, infringe a VALID CLAIM of a LICENSED PATENT (each a “VALID CLAIM PRODUCT”); or

(b)

any product (including any apparatus or kit) or component part thereof in the FIELD that is not included in (a) above, but was discovered or developed by either YALE or LICENSEE, or in-licensed by LICENSEE, in whole or in part, while Dr. Craig Crews was MEANINGFULLY INVOLVED with LICENSEE or its SUBLICENSEES or AFFILIATES (each a “MEANINGFULLY INVOLVED PRODUCT”).

2.19.	“LICENSED TERRITORY” shall mean worldwide.

2.20.

“MEANINGFULLY INVOLVED” with respect to LICENSEE, shall mean a situation whereby Dr. Craig Crews [**] For the avoidance of doubt, and without limiting the foregoing, the parties agree that Dr. Craig Crews has been MEANINGFULLY INVOLVED with LICENSEE from the date LICENSEE was formed through the EFFECTIVE DATE. For purposes of this Article 2.20, any such arrangement with SUBLICENSEES and AFFILIATES shall be deemed an arrangement with LICENSEE. “MEANINGFULLY INVOLVED” with respect to YALE, shall mean a situation whereby Dr. Craig Crews is serving as an employee or faculty member (including an emeritus faculty member) at YALE.

2.21.

“NDA OR BLA” shall mean either a Biologics License Application or New Drug Application filed with the U.S. Food and Drug Administration to obtain marketing approval for a LICENSED PRODUCT in the United States, or any comparable application filed with regulatory authorities in or for a country or group of countries other than the United States.

2.22. “NET SALES” shall mean:

(a)

the gross amount received from the sale or transfer of the LICENSED PRODUCTS, or from services performed using or constituting LICENSED PRODUCTS by LICENSEE, SUBLICENSEES or AFFILIATES to third parties, except as set forth in Article 2.22(b), less the following deductions, provided they actually pertain to the disposition of the LICENSED PRODUCTS and are separately invoiced:

(i)	all discounts, credits and return allowances;

(ii)	transportation and insurance; and

(iii)	duties, taxes and other governmental charges levied on the sale, transportation, delivery or practice of LICENSED PRODUCTS, but not including income taxes.

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No deductions shall be made for any other costs or expenses, including but not limited to commissions to independents, agents or those on LICENSEE’s, SUBLICENSEE’s or an AFFILIATE’s payroll or for the cost of collection.

(b)

“NET SALES” shall not include the gross invoice price for LICENSED PRODUCTS sold to, or services performed using LICENSED PRODUCTS for, any AFFILIATE unless such AFFILIATE is an end-user of any LICENSED PRODUCT, in which case such consideration shall be included in NET SALES at the average selling price charged to a third party during the same quarter.

2.23.

“PATENT CHALLENGE” shall mean a challenge or opposition to the validity, patentability, enforceability and/or non-infringement of any of the LICENSED PATENTS or otherwise opposing any of the LICENSED PATENTS.

2.24.

“PHASE I CLINICAL TRIAL” shall mean a human clinical trial constituting the initial introduction of an investigational new drug into humans, as defined in 21 C.F.R §312.21(a) and as practiced according to the standards of the pharmaceutical industry.

2.25.

“PHASE II CLINICAL TRIAL” shall mean a human clinical trial conducted to evaluate the effectiveness of a drug for a particular indication in patients with a disease and to determine the common short-term side effects and risks associated with the drug as defined in 21 C.F.R §312.21(b) and as practiced according to the standards of the pharmaceutical industry.

2.26.

“PHASE III CLINICAL TRIAL” shall mean expanded controlled and uncontrolled human clinical trials performed after PHASE II CLINICAL TRIAL(S) evidence suggesting effectiveness of an investigational new drug, as defined by 21 C.F.R §312.21(c), and as practiced according to the standards of the pharmaceutical industry for a Phase III clinical trial and prior to the filing of an NDA or comparable request for marketing approval.

2.27.

“REASONABLE COMMERCIAL EFFORTS” shall mean documented efforts that are consistent with those utilized by companies of similar size and type that have successfully developed products and services similar to LICENSED PRODUCTS and LICENSED METHODS. In determining REASONABLE COMMERCIAL EFFORTS with respect to a particular LICENSED PRODUCT or LICENSED METHOD, LICENSEE may not reduce such efforts due to the competitive, regulatory or other impact of any other product or method that it owns licenses or is developing or commercializing.

2.28.

“SUBLICENSE INCOME” shall mean consideration in any form received by LICENSEE or an AFFILIATE in connection with a grant by LICENSEE or an AFFILIATE to any SUBLICENSEE of a sublicense, license, option to sublicense or license or other right, privilege or immunity to make, have made, use, sell, have sold, distribute, practice, import or export LICENSED PRODUCTS, including any license signing fee, license maintenance fee, any fee or other payment pursuant to an option to sublicense or license, unearned portion of any minimum royalty payment received by

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LICENSEE, distribution or joint marketing fee, research and development funding in excess of LICENSEE’s cost of performing such research and development, any consideration received for an equity interest in or other equity investment in LICENSEE to the extent such consideration exceeds the fair market value of the equity or other equity investment interest as determined by an independent appraiser mutually agreeable to the parties. SUBLICENSE INCOME shall also include the amount of any extension of credit or loan to LICENSEE by such SUBLICENSEE or its affiliate to the extent that such loan is forgiven by such SUBLICENSEE or its affiliate. Notwithstanding any other provision set forth herein, SUBLICENSE INCOME shall expressly exclude all consideration (a) included within EARNED ROYALTIES or NET SALES by any SUBLICENSEE or (b) paid to LICENSEE, its successors and permitted assigns or their stockholders to acquire any outstanding securities or any assets of LICENSEE, its successors or permitted assigns (whether through merger, consolidation, assignment or otherwise).

2.29.

“SUBLICENSEE” shall mean any third party sublicensed by LICENSEE to make, have made, use, develop, sell, have sold, import, export or practice any LICENSED PRODUCT, LICENSED METHOD or LICENSED INFORMATION.

2.30.	“TERM” is defined in Article 3.4.

2.29.

“VALID CLAIM” shall mean a pending, or issued and unexpired claim of a LICENSED PATENT so long as such claim shall not have been irrevocably abandoned or declared to be invalid in an non-appealable decision of a court or other authority or competent jurisdiction through no fault or cause of LICENSEE.

3. LICENSE GRANT AND TERM

3.1.

Subject to all the terms and conditions of this Agreement, YALE hereby grants to LICENSEE an exclusive license, subject to the reservation of rights by YALE under Article 3.3, under the LICENSED PATENTS to make, have made, use, develop, sell, have sold, import and export LICENSED PRODUCTS, to use, perform and practice any LICENSED METHOD and use the LICENSED INFORMATION within the FIELD in the LICENSED TERRITORY (the “LICENSE”).

3.2.

To the extent that any invention included within the LICENSED PATENTS has been funded in whole or in part by the United States government, the United States government retains certain rights in such invention as set forth in 35 U.S.C. §200-212 and all regulations promulgated thereunder, as amended, and any successor statutes and regulations (the “Federal Patent Policy”). As a condition of the license granted hereby, LICENSEE acknowledges and shall comply with all aspects of the Federal Patent Policy that are applicable to the LICENSED PATENTS, including any obligation that LICENSED PRODUCTS used or sold in the United States be manufactured substantially in the United States. Nothing contained in this Agreement obligates or shall obligate YALE to take any action that would conflict in any respect with its past, current or future obligations to the United States Government under the Federal Patent Policy with respect to the LICENSED PATENTS.

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3.3.

The LICENSE is expressly made subject to YALE’s reservation of the right, on behalf of itself and all other non-profit academic research institutions, to make, use and practice the LICENSED PATENTS, LICENSED METHODS, and LICENSED INFORMATION for research, clinical, teaching or other non-commercial purposes, and not for purposes of commercial development, use, manufacture or distribution.

3.4.

Unless terminated earlier as provided in Article 13, the term of this Agreement (the “TERM”) shall commence on the EFFECTIVE DATE and shall automatically expire: (a) on a country-by-country basis, for VALID CLAIM PRODUCTS, on the date on which the last of the VALID CLAIMS of the applicable patents in the LICENSED PATENTS in such country expires, lapses or is declared to be invalid by a non-appealable decision of a court or other authority of competent jurisdiction through no fault or cause of LICENSEE; or (b) for MEANINGFULLY INVOLVED PRODUCTS that are not VALID CLAIM PRODUCTS, ten (10) years after FIRST SALE of such LICENSED PRODUCTS.

3.5.

While Dr. Craig Crews is MEANINGFULLY INVOLVED with both LICENSEE and YALE, YALE shall notify LICENSEE of any invention, whether patentable or not, invented in the laboratory of Dr. Craig Crews, that is in the FIELD, disclosed to YALE’s Office of Cooperative Research, that LICENSEE does not then have rights to under the LICENSE, that is owned or controlled by YALE, and that would otherwise be dominated by, incorporates or uses the LICENSED PATENTS as listed in Appendix A on the EFFECTIVE DATE (an “IMPROVEMENT”). YALE shall amend this Agreement to include such IMPROVEMENT as LICENSED INFORMATION or a LICENSED PATENT, as appropriate, subject to the rights of any non-profit sponsor of the research leading to such IMPROVEMENT (which sponsor, except for the United States federal government, shall not have the right to license, sublicense, assign or otherwise grant such rights to any person or entity, other than for non-profit purposes, and not for purposes of commercial development, use, manufacture or distribution); provided that LICENSEE acknowledges and agrees that to the extent that any IMPROVEMENT is jointly owned by YALE and another institution, the license to LICENSEE with respect to such IMPROVEMENT shall grant only YALE’S interest in such IMPROVEMENT. Following a CHANGE OF CONTROL, unless LICENSEE (or its successor or assignee) makes a CONTINUATION ELECTION within [**] following such CHANGE OF CONTROL, LICENSEE’S (or its successor’s or assignee’s) rights under this Article 3.5 shall terminate upon the expiration of such [**] period; provided that if LICENSEE (or its successor or assignee) makes a CONTINUATION ELECTION within such [**] period, then LICENSEE’S (or its successor’s or assignee’s) rights under this Article 3.5 shall continue in full force and effect. The lab of Dr. Craig Crews at YALE shall not conduct any sponsored research, collaboration or other similar arrangement in the FIELD (a) with any for-profit company while Dr. Craig Crews is MEANINGFULLY INVOLVED with LICENSEE, other than with [**] under the terms of the [**] or (b) with any person or entity unless YALE retains the right to grant LICENSEE the rights set forth in this Article 3.5.

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3.6.

Except as expressly provided in this Agreement, nothing in this Agreement shall be construed to grant, by implication or estoppel, any licenses under patents of YALE other than the LICENSED PATENTS. Except as expressly provided in this Agreement, under no circumstances will LICENSEE, as a result of this Agreement, obtain any interest in or any other right to any technology, know-how, patents, patent applications, materials or other intellectual or proprietary property of YALE.

4. DUE DILIGENCE

4.1.

LICENSEE has designed a plan for developing and commercializing the LICENSED PATENTS that includes a description of research and development, testing, government approval, manufacturing, marketing and sale or lease of LICENSED PRODUCTS (“PLAN”). A copy of the PLAN is attached to this Agreement as Appendix B and incorporated herein by reference.

4.2.

LICENSEE shall use REASONABLE COMMERCIAL EFFORTS, within sixty (60) days after the EFFECTIVE DATE of this Agreement, to begin to implement the PLAN at its sole expense and thereafter to fully implement the PLAN and to diligently commercialize and develop markets for the LICENSED PRODUCTS.

4.3.

Within [**] after each anniversary of the EFFECTIVE DATE, LICENSEE shall provide YALE with an updated and revised copy of the PLAN, which shall indicate LICENSEE’s progress and problems to date in development and commercialization of LICENSED PRODUCTS and a forecast and schedule of major events required to market the LICENSED PRODUCTS. Such updated PLAN shall clearly indicate which of LICENSEE’s products or services are LICENSED PRODUCTS, which VALID CLAIMS, if any, claim such LICENSED PRODUCT, and which of LICENSEE’s products or services are VALID CLAIM PRODUCTS.

4.4.	At least [**] following any assignment by LICENSEE pursuant to Article 18.6, the assignee shall provide YALE with an updated and revised copy of the PLAN.

4.5.

LICENSEE shall immediately send YALE a notice of abandonment if at any time LICENSEE abandons or suspends its research, development or marketing of all LICENSED PRODUCTS, or its intent to research, develop and market all LICENSED PRODUCTS.

4.6.	LICENSEE agrees that YALE shall be entitled to terminate this Agreement upon the occurrence of any of the following:

(a)	LICENSEE shall fail to provide the written reports as provided in Article 4.3 which is not cured within [**] after LICENSEE’S receipt of written notice thereof from YALE;

(b)	LICENSEE gives notice pursuant to Article 4.5; or

(c)	LICENSEE or its SUBLICENSEES or AFFILIATES has failed to:

(i)	Receive a minimum of [**] Dollars ($[**]) in financing within [**] of the EFFECTIVE DATE; or

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(ii)	Receive a minimum of [**] Dollars ($[**]) in financing within [**] of the EFFECTIVE DATE; or

(iii)

incur documented direct expenditures of a minimum of [**] Dollars ($[**]) annually towards the discovery, development, manufacture, or sale of LICENSED PRODUCTS in any given year following the EFFECTIVE DATE; or

(iv)	[**]; provided however that such deadline may be extended up to [**]; or

(v)

[**], LICENSEE, its SUBLICENSEES or AFFILIATES has failed to demonstrate ongoing clinical development of LICENSED PRODUCTS, which shall be evidenced by conducting at least one of the following activities in any given [**] period starting from the date of [**]:

a.	[**];

b.	[**];

c.	[**];

d.	[**];

e.	[**];

f.	[**]; or

g.	[**].

5. LICENSE ISSUE ROYALTY; LICENSE MAINTENANCE ROYALTY; MILESTONE ROYALTIES

5.1.

LICENSEE shall pay to YALE within [**] after the EFFECTIVE DATE a non-refundable license issue royalty of [**] Dollars ($[**]), which is the estimated amount of unreimbursed patent expenses related to the LICENSED PATENTS incurred prior to the EFFECTIVE DATE.

5.2.

During the TERM of this Agreement, LICENSEE agrees to pay to YALE an annual license maintenance royalty (“LMR”) commencing on the first anniversary of the EFFECTIVE DATE and every anniversary thereafter until the FIRST SALE according to the following schedule:

Anniversaries of the EFFECTIVE DATE	LMR
Anniversary 1	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

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All LMR payments made by LICENSEE shall be creditable towards EARNED ROYALTY payment obligations accrued in the same calendar year.

5.3.	LICENSEE shall pay the following milestone royalties to YALE for the first LICENSED PRODUCT developed by LICENSEE, SUBLICENSEE, or AFFILIATES:

(a)	a non-refundable milestone royalty of [**] Dollars ($[**]) upon [**].

(b)	a non-refundable milestone royalty of [**] Dollars ($[**]) upon [**].

(c)	a non-refundable milestone royalty of [**] Dollars ($[**]) upon [**].

(d)	a non-refundable milestone royalty of [**] Dollars ($[**]) upon [**].

(e)	a non-refundable milestone royalty of [**] Dollars ($[**]) upon [**].

(f)	a non-refundable milestone royalty of [**] Dollars ($[**]) upon [**].

For the second LICENSED PRODUCT developed by LICENSEE, SUBLICENSEE, or AFFILIATES that achieves the above milestones, the above milestone royalties shall be reduced by [**] percent ([**]%). No payments shall be due or payable for any LICENSED PRODUCTS other than the first and second LICENSED PRODUCTS developed by LICENSEE, SUBLICENSEE, or AFFILIATES.

Neither the license issue royalty set forth in Article 5.1 nor the milestone royalties in Article 5.3 shall be credited against EARNED ROYALTIES payable under Article 6.1.

6. EARNED ROYALTIES; MINIMUM ROYALTY PAYMENTS

6.1.

During the TERM of this Agreement, as partial consideration for the LICENSE, LICENSEE shall pay to YALE an earned royalty (“EARNED ROYALTY”), without duplication, equal to (a) [**] percent ([**]%) of worldwide NET SALES of VALID CLAIM PRODUCTS received by LICENSEE or its SUBLICENSEES or AFFILIATES and (b) [**] percent ([**]%) of worldwide NET SALES of MEANINGFULLY INVOLVED PRODUCTS received by LICENSEE or its SUBLICENSEES or AFFILIATES; provided that, upon a CHANGE OF CONTROL, such [**] percent ([**]%) royalty shall only apply to NET SALES of MEANINGFULLY INVOLVED PRODUCTS that are LEAD DEVELOPMENT CANDIDATES as of the time of such CHANGE OF CONTROL (which LICENSEE and YALE shall mutually agree upon in writing at such time), and not on any NET SALES of MEANINGFULLY INVOLVED PRODUCTS that are not LEAD DEVELOPMENT CANDIDATES as of the time of such

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CHANGE OF CONTROL. If LICENSEE (or its successor or assignee) provides a CONTINUATION ELECTION to YALE within such [**] period, then such [**] percent ([**]%) royalty shall apply to NET SALES of all MEANINGFULLY INVOLVED PRODUCTS.

6.2.

In the event that LICENSEE is legally required to pay royalties or other amounts to an unaffiliated third party for a license to a third party issued patent that the LICENSED PRODUCTS would otherwise infringe, then the amounts owed to YALE on NET SALES of the same LICENSED PRODUCT shall be reduced by [**] percent ([**]%) of the amounts due to such third party in the same calendar year; provided that in no event shall the royalty payable to YALE from LICENSEE on any LICENSED PRODUCT be reduced below [**]% of NET SALES received by LICENSEE or its SUBLICENSEES or AFFILIATES.

6.3.

In the event that (i) LICENSEE or any of its AFFILIATES or SUBLICENSEES brings a PATENT CHALLENGE anywhere in the world, or (ii) LICENSEE or any of its AFFILIATES or SUBLICENSEES assists another party in bringing a PATENT CHALLENGE anywhere in the world (except as required under a court order or subpoena), then the following provisions shall apply:

(a)

All payments due to YALE under this Agreement other than patent costs shall be [**] during the pendency of such PATENT CHALLENGE and shall remain payable to YALE when due; provided that, notwithstanding the foregoing, if a FIRST SALE has been made in the country in which such PATENT CHALLENGE has been brought, then only EARNED ROYALTIES due in such country shall be [**] during the pendency of such PATENT CHALLENGE.

(b)	If such PATENT CHALLENGE is inconclusive or results in a determination that at least one challenged claim is both valid and infringed,

(1) all payments due to YALE under this Agreement other than patent costs shall be [**] for the remainder of the TERM of the Agreement; provided that, notwithstanding the foregoing, once a FIRST SALE has been made in the country in which such PATENT CHALLENGE has been brought, then only EARNED ROYALTIES due in such country shall be [**].

(2) LICENSEE shall promptly reimburse YALE for all legal fees and expenses incurred in YALE’s defense against such PATENT CHALLENGE.

(c)	In the event that such PATENT CHALLENGE is successful, LICENSEE will have no right to recoup any payments made prior to the final, non-appealable determination of a court of competent jurisdiction.

6.4.

Neither LICENSEE nor any of its AFFILIATES or SUBLICENSEES shall bring a PATENT CHALLENGE without first providing YALE at least [**] prior written notice setting forth (a) precisely which claims and patents are being challenged or claimed not to be infringed, (b) a clear statement of the factual and legal basis for the challenge, and (c) an identification of all prior art and other matter believed to invalidate any claim of the LICENSED PATENT or which supports the claim that the LICENSED PATENT is not infringed.

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6.5.

LICENSEE shall pay all EARNED ROYALTIES accruing to YALE within [**] from the end of each calendar quarter (March 31, June 30, September 30 and December 31), beginning in the first calendar quarter in which NET SALES occur. LICENSEE shall report all EARNED ROYALTIES and other payments accruing to YALE on a quarterly basis, but shall defer payments accruing to YALE that do not, in total, exceed [**] Dollars ($[**]) in any given quarter until the earlier of (1) the end of the calendar year, or (2) the quarter upon which the cumulative accrued EARNED ROYALTIES or other payments exceed [**] Dollars ($[**]).

6.6.

During the term of this Agreement, LICENSEE agrees to pay YALE annual Minimum Royalty Payments (“MRP”), commencing on the first January 1 to occur after the date of the FIRST SALE that results in NET SALES. The MRP shall be payable to YALE in the amounts indicated in the following schedule:

Years after FIRST SALE	MRP
[**]	$200,000
[**]	[**]
[**]	[**]
[**]	$500,000

6.7

LICENSEE shall continue to pay the MRP until the end of the TERM. With respect to each calendar year in which a MRP is payable hereunder, LICENSEE shall pay YALE, within [**] from the end of each calendar quarter in such calendar year (March 31, June 30, September 30 and December 31), [**] percent ([**]%) of such MRP. YALE shall fully credit each MRP made against any EARNED ROYALTIES payable by LICENSEE in the same calendar year.

6.8

All EARNED ROYALTIES and other payments due under this Agreement shall be paid to YALE in United States Dollars. In the event that conversion from foreign currency is required in calculating a payment under this Agreement, the exchange rate used shall be the Interbank rate quoted by Citibank at the time the payment is due. If overdue, the royalties and any other payments due under this Agreement shall bear interest until payment at a per annum rate [**] percent ([**]%) above the prime rate in effect at Citibank on the due date and YALE shall be entitled to recover reasonable attorneys’ fees and costs related to the collection of royalties or other payments following such failure to pay. The payment of such interest shall not foreclose YALE from exercising any other right it may have as a consequence of the failure of LICENSEE to make any payment when due. If LICENSEE is required by law to withhold any tax from the payment of royalties to YALE, LICENSEE will, at YALE’S request, provide documentation showing that the amount withheld was paid to the appropriate tax authorities.

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7. SUBLICENSES

7.1.

LICENSEE shall have the unrestricted right to sublicense, through one or more tiers of sublicensees, any of the LICENSED PATENTS, LICENSED METHODS and LICENSED INFORMATION in the LICENSED TERRITORY granted to it under this Agreement without the consent of YALE. In the event that LICENSEE grants such a sublicense, the provisions of Articles 7.2, 7.3 and 7.4 shall apply.

7.2.

Any sublicense granted by LICENSEE shall not diminish the protections and benefits provided to YALE hereunder in any material respect. LICENSEE will provide YALE with a copy of each sublicense agreement (and all amendments thereof) promptly after execution, which may be redacted for any sensitive information of SUBLICENSEE, provided that such redacted copy contains sufficient detail for YALE to determine that such sublicense does not materially diminish the protections and benefits afforded to YALE by the LICENSE. LICENSEE shall remain responsible for the performance of all SUBLICENSEES under any such sublicense as if such performance were carried out by LICENSEE itself, including, without limitation, the payment of any royalties or other payments provided for hereunder, regardless of whether the terms of any sublicense provide for such amounts to be paid by the SUBLICENSEE directly to YALE.

7.3.

During the period in which LICENSEE is obligated to pay EARNED ROYALTIES to YALE under Article 6.1, LICENSEE shall pay royalties to YALE on NET SALES of SUBLICENSEES based on the same royalty rate as apply to NET SALES by LICENSEE and its AFFILIATES, regardless of the royalty rates payable by SUBLICENSEES to LICENSEE under a sublicense agreement. In addition, during the period in which LICENSEE is obligated to pay EARNED ROYALTIES to YALE under Article 6.1, LICENSEE shall pay to YALE a percentage of any SUBLICENSE INCOME received by LICENSEE in respect of the LICENSEE’S first LICENSED PRODUCT as follows:

Up to an aggregate of $[**] of SUBLICENSE INCOME received by LICENSEE [**]	[**]%
SUBLICENSE INCOME received by LICENSEE [**]	[**]%
SUBLICENSE INCOME received by LICENSEE [**]	[**]%

Notwithstanding the foregoing, for purposes of clarification, the aggregate amount of SUBLICENSEE INCOME received by LICENSEE [**] in respect of which YALE shall be entitled to receive a payment hereunder shall not exceed $[**] (i.e. the maximum amount payable to YALE in respect of SUBLICENSE INCOME received by LICENSEE [**] cannot exceed $[**]).

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7.4.	LICENSEE agrees that it has sole responsibility to promptly:

(a)

provide YALE with a copy of any amendments to sublicenses granted by LICENSEE under this Agreement, as redacted for any sensitive information of the SUBLICENSEES, and to notify YALE of termination of any sublicense; and

(b)	summarize and deliver copies of all reports provided to LICENSEE by SUBLICENSEES, as redacted for any sensitive information of the SUBLICENSEES.

8. CONFIDENTIALITY AND PUBLICITY

8.1.	Subject to the parties’ rights and obligations pursuant to this Agreement, YALE and LICENSEE agree that during the term of this Agreement and for [**] thereafter, each of them:

(a)

will keep confidential and will cause their AFFILIATES and, in the case of LICENSEE, its SUBLICENSEES, to keep confidential, CONFIDENTIAL INFORMATION disclosed to it by the other party, by taking whatever action the party receiving the CONFIDENTIAL INFORMATION would take to preserve the confidentiality of its own CONFIDENTIAL INFORMATION, which in no event shall be less than reasonable care; and

(b)

will only disclose that part of the other’s CONFIDENTIAL INFORMATION to its officers, employees or agents, under requirements of confidentiality, for purposes of carrying out its rights and responsibilities under this Agreement; and

(c)

will not use the other party’s CONFIDENTIAL INFORMATION other than as expressly permitted or contemplated by this Agreement or disclose the other’s CONFIDENTIAL INFORMATION to any third parties (other than to agents under requirements of confidentiality) except as expressly permitted or contemplated by this Agreement without advance written permission from the other party; and

(d)

will, within [**] of termination of this Agreement, return all the CONFIDENTIAL INFORMATION disclosed to it by the other party pursuant to this Agreement except for one copy which may be retained by the recipient for monitoring compliance with this Article 8 and any surviving clauses.

8.2.	The obligations of confidentiality described above shall not pertain to that part of the CONFIDENTIAL INFORMATION that:

(a)	is shown to have been known to or developed by the recipient prior to the disclosure by the disclosing party; or

(b)	is at the time of disclosure or has become thereafter publicly known through no fault or omission attributable to the recipient; or

(c)	is rightfully given to the recipient from sources independent of the disclosing party; or

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(d)	is independently developed by the receiving party without use of or reference to the CONFIDENTIAL INFORMATION of the other party; or

(e)	is required to be disclosed by law in the opinion of recipient’s attorney, but only after the disclosing party is given prompt written notice and an opportunity to seek a protective order.

8.3.	The financial terms of this Agreement constitute CONFIDENTIAL INFORMATION of each party.

8.4.

Notwithstanding any other provision set forth herein, LICENSEE shall be permitted to disclose YALE’S CONFIDENTIAL INFORMATION and this Agreement to any potential financing source, acquirer, sublicensee or strategic partner as long as such person or entity has executed a confidentiality agreement with LICENSEE that contains confidentiality provisions substantially the same as those contained herein.

9. REPORTS, RECORDS AND INSPECTIONS

9.1.

LICENSEE shall, within [**] after the calendar year in which NET SALES first occur, and within [**] after each calendar quarter (March 31, June 30, September 30 and December 31) thereafter, provide YALE with a written report detailing the NET SALES made by LICENSEE, its SUBLICENSEES and AFFILIATES of LICENSED PRODUCTS during the preceding calendar quarter and calculating the payments due pursuant to Article 6. NET SALES of LICENSED PRODUCTS shall be deemed to have occurred when LICENSEE receives such NET SALES for such LICENSED PRODUCTS. Each such report shall be signed by an officer of LICENSEE (or the officer’s designee), and must include:

(a)	the number or amount, as appropriate, of LICENSED PRODUCTS manufactured, sold or otherwise transferred by LICENSEE, SUBLICENSEES and AFFILIATES;

(b)

a calculation of NET SALES for the applicable reporting period in each country, including the gross invoice prices charged for the LICENSED PRODUCTS and any permitted deductions made pursuant to Article 2.22;

(c)	a calculation of total royalties or other payment due, including any exchange rates used for conversion; and

(d)	names and addresses of all SUBLICENSEES and the type and amount of any SUBLICENSE INCOME received from each SUBLICENSEE; and

(e)	identification of any changes in INVENTOR AGREEMENT(S) that went into effect during the previous calendar quarter.

9.2.

LICENSEE, AFFILIATES and its SUBLICENSEES shall keep and maintain complete and accurate records and books containing an accurate accounting of all data in sufficient detail to enable verification of EARNED ROYALTIES and other payments under this

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Agreement. LICENSEE shall preserve such books and records for [**] after the calendar year to which they pertain. Such books and records shall be open to inspection by YALE or an independent certified public accountant selected by YALE, at YALE’s expense, during normal business hours upon [**] prior written notice, for the purpose of verifying the accuracy of the reports and computations rendered by LICENSEE. In the event LICENSEE underpaid the amounts due to YALE with respect to the audited period by more than [**] percent ([**]%), LICENSEE shall pay the reasonable cost of such examination, together with the deficiency not previously paid and interest from the due date of such payment, calculated at the rate set forth in Article 6.8, within [**] of receiving notice thereof from YALE.

9.3.

On or before the [**] following the close of LICENSEE’s fiscal year, LICENSEE shall provide YALE with LICENSEE’s financial statements for the preceding fiscal year including, at a minimum, a balance sheet and an income statement and, if LICENSEE’S financial statements for such year have been audited, LICENSEE shall provide such audited financial statements to YALE.

10. PATENT PROTECTION

10.1.

LICENSEE shall be responsible for all past, present and future costs of filing, prosecution and maintenance of all United States patent applications and patents contained in the LICENSED PATENTS. Any and all such United States patent applications, and resulting issued patents contained in the LICENSED PATENTS, shall remain the property of YALE.

10.2.

LICENSEE shall be responsible for all past, present and future costs of filing, prosecution and maintenance of all foreign patent applications and patents contained in the LICENSED PATENTS in the countries outside the United States in the LICENSED TERRITORY selected by YALE and agreed to in writing by LICENSEE. All such applications or patents contained in the LICENSED PATENTS shall remain the property of YALE. LICENSEE acknowledges that YALE shall not be required to file any such applications in low income countries, as designated by the World Bank (www.worldbank.org).

10.3.

If, upon the written request of YALE, LICENSEE fails to pay the expenses of filing, prosecuting or maintaining a patent application or patent in any country within the [**] period after receipt of written notice from YALE, then YALE may terminate LICENSEE’S rights to the LICENSE in such country (and only in such country).

10.4.

The costs mentioned in Articles 10.1 and 10.2 shall include, but are not limited to, any past, present and future taxes, annuities, working fees, maintenance fees, renewal and extension charges. Payment of such costs shall be made, at YALE’s sole discretion, either directly to patent counsel or by reimbursement to YALE. In either case, LICENSEE shall make payment directly to the appropriate party within [**] of receiving its invoice.

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10.5.

All patent applications under the LICENSED PATENTS shall be prepared, prosecuted, filed and maintained by independent patent counsel chosen by YALE and reasonably acceptable to LICENSEE. Said independent patent counsel shall be ultimately responsible to YALE. YALE shall instruct patent counsel to keep both YALE and LICENSEE fully informed of the progress of all patent applications and patents, and to give both YALE and LICENSEE reasonable opportunity to comment on the type and scope of useful claims and the nature of supporting disclosures. YALE will not finally abandon any patent application for which LICENSEE is bearing expenses without LICENSEE’s prior written consent. YALE shall have no liability to LICENSEE for damages, whether direct, indirect or incidental, consequential or otherwise, allegedly arising from its good faith decisions, actions and omissions in connection with such prosecution.

10.6.

LICENSEE shall mark, and shall require AFFILIATES and SUBLICENSEES to mark, all VALID CLAIM PRODUCTS, that are tangible products, with the numbers of all patents included in LICENSED PATENTS that cover the VALID CLAIM PRODUCTS. Without limiting the foregoing, all VALID CLAIM PRODUCTS shall be marked in such a manner as to conform with the patent marking notices required by the law of any country where such VALID CLAIM PRODUCTS are made, sold, used or shipped, including, but not limited to, the applicable patent laws of that country.

11. INFRINGEMENT AND LITIGATION

11.1.

Each party shall promptly notify the other in writing in the event that it obtains knowledge of infringing activity by third parties, or is sued or threatened with an infringement suit, in any country in the LICENSED TERRITORY as a result of activities that concern the LICENSED PATENTS, and shall supply the other party with documentation of the infringing activities that it possesses.

11.2.	During the TERM of this Agreement:

(a)

LICENSEE shall have the first right and obligation to defend the LICENSED PATENTS against infringement or challenges in the FIELD and in the LICENSED TERRITORY by third parties. This right and obligation includes bringing any legal action for infringement and defending any counter claim of invalidity or action of a third party for declaratory judgment for non-infringement or non-challenge. If, in the reasonable opinion of both LICENSEE’s and YALE’s respective counsel, YALE is required to be a named party to any such suit for standing purposes, LICENSEE may join YALE as a party; provided, however, that (i) YALE shall not be the first named party in any such action, (ii) the pleadings and any public statements about the action shall state that the action is being pursued by LICENSEE and that LICENSEE has joined YALE as a party; and (iii) LICENSEE shall keep YALE reasonably apprised of all developments in any such action. LICENSEE may settle such suits solely in its own name and solely at its own expense and through counsel of its own selection; provided, however, that no settlement shall be entered without YALE’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, YALE may withhold its consent to any settlement that would in any manner constitute or incorporate an admission of liability by

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YALE or require YALE to take or refrain from taking any action. LICENSEE shall bear the expense of such legal actions. Except for providing reasonable assistance, at the request and expense of LICENSEE, YALE shall have no obligation regarding the legal actions described in Article 11.2 unless required to participate by law. However, YALE shall have the right to participate in any such action through its own counsel and at its own expense. Any recovery shall first be applied to LICENSEE’s out of pocket expenses and second shall be applied to YALE’s out of pocket expenses, including legal fees. With respect to any excess recovery received by LICENSEE after the payment of such out-of-pocket expenses that constitute damages for lost sales of LICENSED PRODUCTS such recovery shall be treated as NET SALES for which YALE shall be paid EARNED ROYALTIES. LICENSEE shall pay YALE any amount equal to [**] percent ([**]%) of any excess recovery received by LICENSEE after the payment of such out-of-pocket expenses that does not constitute damages for lost sales of LICENSED PRODUCTS (such as treble or punitive damages).

(b)

In the event LICENSEE fails to initiate and pursue or participate in the actions described in Article 11.2(a) in a particular country within [**] of (a) notification of infringement from YALE or (b) the date LICENSEE otherwise first becomes aware of an infringement, whichever is earlier, YALE may, in its sole discretion, convert the LICENSE granted in Article 3 solely with respect to such particular country to a nonexclusive license, and issue licenses to third parties under the LICENSED PATENTS to make, have made, use, sell, have sold, import, export, or practice LICENSED PRODUCTS within the FIELD in such particular country. Additionally, YALE shall have the right to initiate such legal action at its own expense and YALE may use the name of LICENSEE as party plaintiff to uphold the LICENSED PATENTS. In such case, LICENSEE shall provide reasonable assistance to YALE if requested to do so. YALE may settle such actions solely through its own counsel. Any recovery shall be retained by YALE.

(c)

In the event LICENSEE is permanently enjoined from exercising its LICENSE under this Agreement pursuant to an infringement action brought by a third party, or if both LICENSEE and YALE elect not to undertake the defense or settlement of a suit alleging infringement for a period of [**] from notice of such suit, then either party shall have the right to remove the applicable LICENSED PATENT in the country where the suit was filed from the scope of this Agreement following [**] written notice to the other party in accordance with the terms of Article 15.

(d)

Notwithstanding the foregoing, neither LICENSEE nor YALE shall take any action to enforce the LICENSED PATENTS in low income countries (as designated by the World Bank (www.worldbank.org)) where such action is intended to prevent the sale of LICENSED PRODUCTS in any such countries. However, LICENSEE and/or YALE may take such action in any such country, provided that such action is intended to prevent the manufacturing of LICENSED PRODUCTS for export to countries that are not low-income countries.

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12. USE OF YALE’S NAME

12.1.

LICENSEE shall not use the name “Yale” or “Yale University,” nor any variation or adaptation thereof, nor any trademark, tradename or other designation owned by YALE, nor the names of any of its trustees, officers, faculty, students, employees or agents, for any purpose without the prior written consent of YALE in each instance, such consent to be granted or withheld by YALE in its sole discretion, except that LICENSEE may state that it has licensed from YALE one or more of the patents and/or applications comprising the LICENSED PATENTS.

13. TERMINATION

13.1.	YALE shall have the right to terminate this Agreement upon written notice to LICENSEE as provided in Section 4.6, or in the event LICENSEE:

(a)	fails to make any payment whatsoever due and payable pursuant to this Agreement unless LICENSEE shall make all such payments within the [**] period after receipt of written notice from YALE;

(b)

breaches its obligations in Articles 5, 6.1, 6.3(a) or (b), 6.5, 6.6, 6.7, 6.8, 7.2, 7.3, 7.4, 8.1, 9, or 12 and such breach is not cured within the [**] period after receipt of written notice of such breach from YALE; or

(c)	fails to obtain or maintain adequate insurance as described in Article 14.2 within the [**] period after receipt of written notice from YALE.

13.2.	This Agreement shall terminate automatically without any notice to LICENSEE in the event LICENSEE becomes INSOLVENT.

13.3.	LICENSEE shall have the right to terminate this Agreement upon written notice to YALE:

(a)	at any time on six (6) months’ notice to YALE, provided that payment of all amounts due YALE through the effective date of termination has been made; or

(b)	in the event that YALE breaches any of its obligations in Article 3.1, 3.5 or 7.1 and such breach is not cured within the [**] period after receipt of written notice of such breach from LICENSEE.

13.4.

Upon termination of this Agreement, for any reason, all rights and licenses granted to LICENSEE under the terms of this Agreement are terminated. Upon such termination, LICENSEE shall cease to make, have made, use, sell, have sold, distribute, practice, import or export VALID CLAIM PRODUCTS. Within [**] of the effective date of termination LICENSEE shall return to YALE:

(a)	All materials relating to or containing the LICENSED PATENTS or CONFIDENTIAL INFORMATION disclosed by YALE;

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(b)	the last report required under Article 4 or Article 9; and

(c)	all payments incurred up to the effective date of termination.

13.5.

Termination of this Agreement shall not affect the rights or obligations accrued prior to the effective date of such termination and specifically LICENSEE’s obligation to pay all royalties and other payments specified by Article 5 and Article 6 that have accrued prior to the effective date of such termination. In the event that LICENSEE terminates this Agreement, then LICENSEE shall remain obligated to pay a [**] percent ([**]%) royalty on all NET SALES of MEANINGFULLY INVOLVED PRODUCTS. Provided, however, that in the event that LICENSEE terminates this Agreement after a CHANGE OF CONTROL, then LICENSEE shall remain obligated to pay a [**] percent ([**]%) royalty on all NET SALES of MEANINGFULLY INVOLVED PRODUCTS that are LEAD DEVELOPMENT CANDIDATES as of the time of such CHANGE OF CONTROL (which LICENSEE and YALE shall mutually agree upon in writing at such time), and not on any NET SALES of MEANINGFULLY INVOLVED PRODUCTS that are not LEAD DEVELOPMENT CANDIDATES as of the time of such CHANGE OF CONTROL, until the end of the ten (10) year period after the FIRST SALE of LICENSED PRODUCTS. Notwithstanding the foregoing, if LICENSEE (or its successor or assignee) provides a CONTINUATION ELECTION to YALE within [**] after such CHANGE OF CONTROL, then such [**] percent ([**]%) royalty shall apply to NET SALES of all MEANINGFULLY INVOLVED PRODUCTS. Termination of this Agreement shall not terminate or otherwise affect any sublicense previously provided or granted by LICENSEE, provided that YALE’S obligations and responsibilities under such sublicenses would not be materially different than its obligations and responsibilities under this Agreement, and further provided that YALE is entitled to receive the payments otherwise payable to LICENSEE under such sublicenses. The following provisions shall survive any termination: Article 2, Article 8, Article 9.2, Article 12, Article 13.4, this Article 13.5, Article 13.6, Article 13.8, Article 14.1, Article 14.4, Article 15, Article 17.1, and Article 18. The parties agree that claims giving rise to indemnification may arise after the TERM or termination of the LICENSE granted herein.

13.6.

The rights provided in this Article 13 shall be in addition and without prejudice to any other rights, whether at law or in equity, which the parties may have with respect to any default or breach of the provisions of this Agreement.

13.7.	Waiver by either party of one or more defaults or breaches shall not deprive such party of its right with respect to any subsequent default or breach.

13.8.

Upon termination of this Agreement for any reason other than breach by YALE, LICENSEE shall permit YALE and its future licensees to utilize, reference and otherwise have the benefit of all regulatory approvals of, or clinical trials or other studies conducted on, and all filings made with regulatory agencies with respect to, the VALID CLAIM PRODUCTS solely covered by the LICENSED PATENTS. In addition, at YALE’s request, LICENSEE shall deliver to YALE within [**] of such request all records required by regulatory authorities to be maintained with respect to the sale, storage, handling, shipping and use of the VALID CLAIM PRODUCTS solely covered by the

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LICENSED PATENTS, all reimbursement approval files, all documents, data and information related to clinical trials and other studies of VALID CLAIM PRODUCTS solely covered by the LICENSED PATENTS, any other data, techniques, know-how and other information developed or generated that relate to the LICENSED PATENTS and all copies and facsimiles of such materials, documents, information and files. YALE agrees that, subject to the provisions of Article 8, LICENSEE may retain one copy thereof to the extent LICENSEE is required by law to maintain such copy.

14. INDEMNIFICATION; INSURANCE; WARRANTIES

14.1.

LICENSEE shall indemnify, defend by counsel reasonably acceptable to YALE, and hold harmless YALE and its trustees, officers, employees, and agents, from and against any liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature arising out of a third party claim (including, without limitation, reasonable attorneys’ fees and other costs and expenses of defense) (collectively, “CLAIMS”), based upon, arising out of or otherwise relating to this LICENSE including, without limitation, any cause of action relating to product liability, or any theory of liability (including without limitation tort, warranty, or strict liability) or the death, personal injury, or illness of any person or out of damage to any property related in any way to the rights granted under this Agreement; or resulting from the production, manufacture, sale, use, lease, or other disposition or consumption or advertisement of the LICENSED PRODUCTS by LICENSEE, its AFFILIATES, SUBLICENSEES or any other transferees; or in connection with any statement, representation or warranty of LICENSEE, its AFFILIATES, SUBLICENSEES or any other transferees with respect to the LICENSED PRODUCTS but expressly excluding all CLAIMS to the extent based upon, arising out of or otherwise relating to (a) YALE’S use of the LICENSED PATENTS as permitted under Article 3.3; or (b) YALE’S gross negligence or willful misconduct. LICENSEE shall not settle or compromise the CLAIM without the prior written consent of YALE, such consent not to be unreasonably withheld, conditioned or delayed, if such settlement or compromise does not include a complete release of YALE from all CLAIMS. Without limiting the foregoing, YALE may withhold its consent to any settlement or compromise that would in any manner constitute or incorporate an admission of liability by YALE or require YALE to take or refrain from taking any action. YALE shall not admit liability, settle or compromise any CLAIM without the prior written consent of LICENSEE, such consent not to be unreasonably withheld, conditioned or delayed. YALE will provide prompt written notice to LICENSEE of the commencement of any CLAIM, together with such other information and documents as YALE has in its possession concerning such CLAIM. LICENSEE will be entitled to participate in the defense of such CLAIM and, to the extent that it wishes to, assume control of the defense of such CLAIM with counsel reasonably satisfactory to YALE and, after notice from LICENSEE to YALE of its election to assume the defense of such CLAIM. LICENSEE will not, as long as it diligently conducts such defense, be liable to YALE for any fees of other counsel or any other expenses with respect to the defense of such CLAIM subsequently incurred by YALE in connection with the defense of such CLAIM. YALE shall cooperate with LICENSEE in such defense and make available to LICENSEE, at LICENSEE’S expense, all witnesses, pertinent records, materials and information in YALE’S possession or control relating thereto as is reasonably requested by LICENSEE.

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14.2.

LICENSEE shall purchase and maintain in effect and shall require its SUBLICENSEES to purchase and maintain in effect a policy of commercial, general liability insurance to protect YALE with respect to events described in Article 14.1. Such insurance shall:

(a)	list “YALE, its trustees, directors, officers, employees and agents” as additional insureds under the policy;

(b)	provide that such policy is primary and not excess or contributory with regard to other insurance YALE may have;

(c)	be endorsed to include product liability coverage in amounts no less than $[**] Dollars per incident and $[**] Dollars annual aggregate;

(d)	be endorsed to include contractual liability coverage for LICENSEE’s indemnification under Article 14.1; and

(e)	by virtue of the minimum amount of insurance coverage required under Article 14.2(c), not be construed to create a limit of LICENSEE’s liability with respect to its indemnification under Article 14.1.

14.3.

By signing this Agreement, LICENSEE certifies that the requirements of Article 14.2 will be met on or before the earlier of (a) the date of FIRST SALE of any LICENSED PRODUCT or (b) the date any LICENSED PRODUCT is tested or used on humans, and will continue to be met thereafter. Upon YALE’s request, LICENSEE shall furnish a Certificate of Insurance and a copy of the current insurance policy to YALE. LICENSEE shall secure agreement from its insurer to give [**] written notice to YALE prior to any cancellation of or material change to the policy.

(a)

YALE MAKES NO, AND EXPRESSLY DISCLAIMS ALL, REPRESENTATIONS OR WARRANTIES THAT ANY CLAIMS OF THE LICENSED PATENTS, ISSUED OR PENDING, ARE VALID, OR THAT THE MANUFACTURE, USE, PRACTICE, SALE OR OTHER DISPOSAL OF THE LICENSED PRODUCTS DOES NOT OR WILL NOT INFRINGE UPON ANY PATENT OR OTHER RIGHTS NOT VESTED IN YALE.

(b)

EXCEPT AS SET FORTH IN ARTICLE 14.4, YALE MAKES NO, AND EXPRESSLY DISCLAIMS ALL, REPRESENTATIONS AND WARRANTIES WHATSOEVER WITH RESPECT TO THE LICENSED PATENTS AND LICENSED PRODUCTS, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(c)	LICENSEE SHALL MAKE NO STATEMENTS, REPRESENTATION OR WARRANTIES WHATSOEVER TO ANY THIRD PARTIES THAT ARE INCONSISTENT WITH THE DISCLAIMERS BY YALE IN ARTICLE 14.3(a) AND (b).

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(d)

IN NO EVENT SHALL YALE, OR ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES OR LICENSEE OR ITS DIRECTORS, OFFICERS, EMPLOYEES, STOCKHOLDERS AND AFFILIATES BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING; PROVIDED, HOWEVER, THAT NOTHING IN THIS PARAGRAPH IS INTENDED TO IN ANY WAY LIMIT LICENSEE’S INDEMNIFICATION OBLIGATIONS HEREUNDER.

(e)	IN NO EVENT SHALL YALE, OR ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES, BE LIABLE FOR MONEY DAMAGES IN EXCESS OF AMOUNTS YALE HAS RECEIVED FROM LICENSEE UNDER THIS LICENSE.

14.4.

Each party hereto represents and warrants that: (a) it has full right, power, and authority to enter into this Agreement and to perform its obligations and duties under this Agreement, (b) this Agreement has been duly authorized by such party, (c) this Agreement constitutes a valid and legally binding obligation of such party that is enforceable against such party in accordance with its terms and (d) the execution, delivery, and performance of and compliance with this Agreement will not, with or without the passage of time or giving of notice, (i) conflict with, or result in any violation of or default or loss of any benefit under, any law, rule or regulation or (ii) conflict with, or result in a breach or violation of or default or loss of any benefit under, the terms of any agreement, contract, indenture or other instrument to which the such party is a party or to which any of its property is subject. YALE represents and warrants to LICENSEE that: (i) it owns or co-owns all right, title and interest in and to the LICENSED PATENTS, free and clear of all encumbrances and rights of any other person or entity except for the limited license that YALE provided under the [**]; and (ii) YALE has not granted, and during the term of this Agreement YALE will not grant, any option or license of any nature with respect to any LICENSED PATENTS or LICENSED INFORMATION which could conflict with, or could interfere with, LICENSEE’S ability to exercise the LICENSE.

15. NOTICES

15.1.

Any monetary payment, notice or other communication required by this Agreement (a) shall be in writing, (b) may be delivered personally or sent by reputable overnight courier with written verification of receipt or by registered or certified first class United States Mail, postage prepaid, return receipt requested, (c) shall be sent to the following addresses or to such other address as such party shall designate by written notice to the other party, and (d) shall be effective upon receipt:

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FOR YALE:	FOR LICENSEE:
Managing Director	Chief Executive Officer
YALE UNIVERSITY
Office of Cooperative Research
433 Temple Street
New Haven, CT 06511

16. INVENTOR AGREEMENTS

16.1.

If LICENSEE and Dr. Craig Crews enter into an INVENTOR AGREEMENT, LICENSEE shall so notify YALE in writing within [**]. The LICENSEE acknowledges that: (i) Dr. Craig Crews is a faculty member, other employee, or student of YALE; (ii) Dr. Craig Crews is subject to certain policies of YALE, including policies concerning consulting, conflicts of interest, and intellectual property (“YALE POLICIES”); and (iii) to the extent any provision of the INVENTOR AGREEMENT conflicts with YALE POLICIES, or imposes obligations or responsibilities compliance with which would require Dr. Craig Crews to act in violation of YALE POLICIES, the provisions of the YALE POLICIES shall prevail. YALE acknowledges that it has received a copy of the INVENTOR AGREEMENT between Dr. Craig Crews and LICENSEE effective as of the EFFECTIVE DATE and that nothing set forth in such INVENTOR AGREEMENT conflicts with any of the YALE POLICIES or imposes obligations or responsibilities compliance with which would require Dr. Craig Crews to act in violation of YALE POLICIES. Dr. Craig Crews is a third party beneficiary of this paragraph.

17. LAWS, FORUM AND REGULATIONS

17.1.

Any matter arising out of or related to this Agreement shall be governed by and in accordance with the substantive laws of the State of Connecticut, without regard to its conflicts of law principles, except where the federal laws of the United States are applicable and have precedence. Any dispute arising out of or related to this Agreement shall be brought exclusively in a court of competent jurisdiction in the State of Connecticut, and the parties hereby irrevocably submit to the jurisdiction of such courts.

17.2.

LICENSEE shall comply, and shall cause its AFFILIATES and SUBLICENSEES to comply, with all foreign and United States federal, state, and local laws, regulations, rules and orders applicable to the testing, production, transportation, packaging, labeling, export, practice, sale and use of the LICENSED PRODUCTS. In particular, LICENSEE shall be responsible for assuring compliance with all United States export laws and regulations applicable to this LICENSE and LICENSEE’s activities under this Agreement.

18. MISCELLANEOUS

18.1.	This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

18.2.

This Agreement constitutes the entire agreement of the parties relating to the LICENSED PATENTS, LICENSED METHODS and LICENSED PRODUCTS, and all prior representations, agreements and understandings, written or oral, are merged into it and are superseded by this Agreement.

Yale Confidential

18.3.

The provisions of this Agreement shall be deemed separable. If any part of this Agreement is rendered void, invalid, or unenforceable, such determination shall not affect the validity or enforceability of the remainder of this Agreement unless the part or parts which are void, invalid or unenforceable shall substantially impair the value of the entire Agreement as to either party.

18.4.	Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

18.5.

Except as expressly set forth herein, no person or entity not a party to this Agreement, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners or joint venturers with each other or any third party, and neither party shall be deemed the agent of the other.

18.6.

This Agreement may not be amended or modified except by written agreement executed by each of the parties. This Agreement is personal to LICENSEE and shall not be assigned by LICENSEE without the prior written consent of YALE; provided that notwithstanding the foregoing or any other provision set forth herein, LICENSEE may assign this Agreement without the consent of YALE to an AFFILIATE or to a purchaser of all, or substantially all, of the assets or equity securities of LICENSEE (whether through merger, consolidation, assignment or otherwise). YALE shall not sell, assign or otherwise transfer any of its rights to any of the LICENSED PATENTS unless either (a) the purchaser or assignee of such rights has acknowledged and agreed with LICENSEE in writing that such purchaser or assignee will assume and perform all of YALE’s obligations under this Agreement and that such sale, assignment and transfer will not adversely affect any of LICENSEE’s rights under this Agreement or (b) LICENSEE has provided its prior written consent to such sale, assignment or transfer. Any attempted assignment in contravention of this Article 18.6 shall be null and void.

18.7.

Neither LICENSEE nor any assignee will create, assume or permit to exist any lien, pledge, security interest or other encumbrance on this Agreement or the LICENSED PATENTS, unless the creditor or holder of such lien, pledge, security interest or other encumbrance agrees in writing to be bound by all of the terms and conditions of this Agreement in the event that it forecloses on such rights.

18.8.

The failure of any party hereto to enforce at any time, or for any period of time, any provision of this Agreement shall not be construed as a waiver of either such provision or of the right of such party thereafter to enforce each and every provision of this Agreement.

18.9.

This Agreement may be executed in any number of counterparts and any party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

Signature Page Follows

Yale Confidential

IN WITNESS to their Agreement, the parties have caused this Agreement to be executed in duplicate originals by their duly authorized representatives.

YALE UNIVERSITY		ARVINAS, INC.

By:	/s/ E. Jonathan Soderstrom, Ph.D.	By:	/s/ T. Shannon
E. Jonathan Soderstrom, Ph.D. Managing Director		Name: T. Shannon
Office of Cooperative Research		Title: CEO
Date: 5 July 2013		Date: July 5, 2013

Yale Confidential

Appendix A

LICENSED PATENTS AND PATENT APPLICATIONS

[**]

Yale Confidential

Appendix B

Confidential Materials omitted and filed separately with the Securities and

Exchange Commission. A total of nine pages were omitted. [**]

Yale Confidential

Appendix C

LICENSED INFORMATION

Confidential Materials omitted and filed separately with the Securities and Exchange Commission. A total of five pages were omitted. [**]

AMENDMENT NO.1

THIS AMENDMENT NO.1, effective as of May 2014 (this “AMENDMENT”) to a certain AGREEMENT (the “LICENSE AGREEMENT”) dated July 5, 2013, by and between ARVINAS, INC., a Delaware corporation having an office at 5 Science Park, 3rd Floor, New Haven, CT 06511 (“Arvinas”) and Yale University, a corporation organized and existing under and by virtue of a charter granted by the general assembly of the Colony and the State of Connecticut and located in New Haven, CT (“Yale”).

BACKGROUND:

WHEREAS, Arvinas and Yale have entered into the LICENSE AGREEMENT; and

WHEREAS, Arvinas and Yale desire to amend the LICENSE AGREEMENT as set forth more particularly herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Appendix A “Licensed Patents and Patent Applications” of the LICENSE AGREEMENT is hereby amended to add the following:

[**]

2.	The definition of “FIELD” in Section 2.6 of the LICENSE AGREEMENT is hereby deleted and replaced with the following:

“FIELD” shall mean the treatment or prevention of any human disease in which a product mediates degradation of one or more target proteins except for the following: (a) [**]; and (b) up to [**] additional targets selected by [**] under the terms and conditions set forth in that certain Agreement between YALE, [**].

Capitalized terms used, but not defined, in this AMENDMENT shall have the respective meanings ascribed to such terms in the LICENSE AGREEMENT. Any reference to “the Agreement” or “this Agreement” in the LICENSE AGREEMENT shall mean the LICENSE AGREEMENT, as amended by this AMENDMENT. Except as expressly provided herein: (a) no terms or provisions of the LICENSE AGREEMENT are modified or changed by this Amendment; and (b) the terms and provisions of the LICENSE AGREEMENT shall continue in full force and effect. This AMENDMENT may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This AMENDMENT may be executed by facsimile or electronic transmission signatures (including .pdf copies).

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT as of the day and year first set forth hereinabove.

ARVINAS, INC.		Yale University

By:	/s/ T. Shannon	By:	/s/ Jon Soderstrom
Name: T. Shannon		Name: Jon Soderstrom
Title: CEO		Title: Managing Director, OCR
Date: 8 May 2014		Date: 13 May 2014

AMENDMENT NO.2

THIS AMENDMENT NO.2, effective as of the date of final signature below (this “AMENDMENT”), to a certain AGREEMENT (dated July 5, 2013, and as amended on May 8, 2014, the “LICENSE AGREEMENT”) by and between ARVINAS, INC., a Delaware corporation having an office at 5 Science Park, 3rd Floor, New Haven, CT 06511 (“Arvinas”) and Yale University, a corporation organized and existing under and by virtue of a charter granted by the general assembly of the Colony and the State of Connecticut and located in New Haven, CT (“Yale”).

BACKGROUND:

WHEREAS, Arvinas and Yale have entered into the LICENSE AGREEMENT; and

WHEREAS, Arvinas and Yale desire to amend the LICENSE AGREEMENT as set forth more particularly herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	Appendix A “Licensed Patents and Patent Applications” of the LICENSE AGREEMENT is hereby amended to add the following:

[**]

Capitalized terms used, but not defined, in this AMENDMENT shall have the respective meanings ascribed to such terms in the LICENSE AGREEMENT. Any reference to “the Agreement” or “this Agreement” in the LICENSE AGREEMENT shall mean the LICENSE AGREEMENT, as amended by this AMENDMENT. Except as expressly provided herein: (a) no terms or provisions of the LICENSE AGREEMENT are modified or changed by this Amendment: and (b) the terms and provisions of the LICENSE AGREEMENT shall continue in full force and effect. This AMENDMENT may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This AMENDMENT may be executed by facsimile or electronic transmission signatures (including .pdf copies).

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT as of the day and year first set forth hereinabove.

ARVINAS, INC.		Yale University

By:	/s/ T. Shannon	By:	/s/ Jon Soderstrom
Name: T. Shannon			E. Jonathan Soderstrom, Ph.D.
Title: CEO			Managing Director, Office of Cooperative Research
Date: 23 Oct 2014			Date: 21 October 2014

April 1, 2015

E. Jonathan Soderstrom, Ph D.

Managing Director

Yale University

Office of Cooperative Research

433 Temple Street

New Haven, CT 06511

RE: Amendment Number 3 to License Agreement between Yale University (“Yale”) and Arvinas, Inc. (“Arvinas”) dated as of July 5, 2013, as amended to date (“Yale Agreement”)

Dear Jon:

The Parties wish to make the following amendments to the Yale Agreement, as Amendment Number 3 thereto, effective as of the date first set forth above:

A.

The Parties hereby acknowledge and agree that any rights in Arising University Intellectual Property that Yale obtains from [**] pursuant to Section [**] of the [**] shall be included in the LICENSED PATENTS, LICENSED METHODS and/or LICENSED INFORMATION of the Yale Agreement, as applicable, whether or not listed in Appendix A or Appendix C of the Yale Agreement, and shall be sublicensed to Arvinas under the LICENSE granted to Arvinas pursuant to the Yale Agreement, provided that Dr. Craig Crews is MEANINGFULLY INVOLVED at the time such rights are obtained by YALE from [**].

B.

With respect to Article 2.6 of the Yale Agreement, Yale and Arvinas hereby agree that “FIELD” shall, from and after the date of this letter agreement, be read to include the treatment or prevention of any human or animal disease in which a product...”.

C.

With respect to Article 6.3 of the Yale Agreement, Yale and Arvinas hereby agree that “PATENT CHALLENGE” shall, from and after the date of this letter agreement, mean any action or proceeding (including any patent opposition or re-examination proceeding), challenging or denying the validity, patentability, enforceability and/or non-infringement of any LICENSED PATENT, or any claim thereof.

D.

Yale and Arvinas hereby agree that Section 11.2(b) of the Yale Agreement shall be of no force or effect during any such period in which a valid sublicense agreement with respect to the LICENSED PATENTS is in effect; provided that Arvinas hereby agrees during any such period to use commercially reasonable efforts, itself or through its SUBLICENSEES, to enforce the LICENSED PATENTS against infringers, and in the event that neither Arvinas nor a relevant SUBLICENSEE intends to take action to terminate an ongoing infringement after written request of Yale to do so, Arvinas and/or its relevant SUBLICENSEE shall discuss in good faith with Yale actions to be taken to address Yale’s reasonable concerns.

E.

Yale and Arvinas hereby agree that Section 11.2(c) of the Yale Agreement shall be of no force or effect during any such period in which a valid sublicense agreement with respect to the LICENSED PATENTS is in effect.

F.

Yale and Arvinas hereby agree that Article 13.8 of the Yale Agreement shall not be deemed to require the transfer or provision to Yale of any information, documentation or filings generated by any SUBLICENSEE, or on behalf of any SUBLICENSEE by any party other than Arvinas, in either case in the course of performance of its sublicense, or of any rights in and to the foregoing.

Yale hereby confirms that Arvinas’ actual and potential SUBLICENSEES may be provided with a copy of this letter agreement as confidential information of Arvinas.

All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Yale Agreement. Except as expressly modified herein, all terms and conditions set forth in the Yale Agreement, as in effect on the date first set forth above, shall remain in full force and effect.

[remainder of page intentionally left blank]

Please acknowledge Yale’s agreement with the foregoing by signing in the space indicated below and returning a copy of this letter agreement to me at Arvinas.

Sincerely,

/s/ Manuel Litchman
Manuel Litchman
President and CEO
Arvinas, Inc.

Accepted and Agreed on behalf of

Yale University as of the date first set forth above

E. Jonathan Soderstrom, Ph.D.

Managing Director, Office of Cooperative Research

Please acknowledge Yale’s agreement with the foregoing by signing in the space indicated below and returning a copy of this letter agreement to me at Arvinas.

Sincerely,

Manuel Litchman

President and CEO

Arvinas, Inc.

Accepted and Agreed on behalf of

Yale University as of the date first set forth above

/s/ E. Jonathan Soderstrom, Ph.D.
E. Jonathan Soderstrom, Ph.D.
Managing Director, Office of Cooperative Research